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                                                                    EXHIBIT 23.7


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form F-3 File No. 333-XXXXX) and related Prospectus of UBS AG for the registration of Trust Preferred Securities and to the incorporation by reference therein of our report dated 31 January 2000, with respect to the consolidated financial statements of Paine Webber Group Inc. for the year ended 31 December 1999 included in Form 6-K filed with the Securities and Exchange Commission.



                                        /s/ Ernst & Young LLP



New York, New York
20 June 2001